Exhibit 99.1
Constant Contact Announces Second Quarter 2009 Financial Results
Quarterly revenue increases 49 percent year-over-year
Email marketing customer base exceeds 304,800
WALTHAM, MA — August 6, 2009 — Constant Contact®, Inc. (NasdaqGM: CTCT), a leading provider of email marketing and online surveys for small organizations, today announced its financial results for the second quarter ended June 30, 2009.
Constant Contact reported total revenue of $31.0 million for the quarter ended June 30, 2009, an increase of 49% compared to revenue of $20.8 million for the comparable period in 2008. Constant Contact ended the second quarter of 2009 with over 304,800 email marketing customers, an increase of 47% compared to the end of the second quarter of 2008.
“Constant Contact delivered revenue, adjusted EBITDA and net income per share that were above our guidance for the second quarter. We also added approximately 24,000 net new email marketing subscribers in the second quarter, as we moved into the beginning of our seasonally slower period,” said Gail Goodman, CEO of Constant Contact. “In spite of the difficult economic environment, we continue to expect Constant Contact to deliver 2009 revenue growth of more than 45%, which we believe is best-in-class. We are also preparing to launch our third major product offering, which we believe will provide further value to our existing customer base and expand our overall addressable market opportunity.”
Constant Contact reported an operating loss of $121,000 for the quarter ended June 30, 2009, compared to an operating loss of $1.1 million for the comparable period in 2008. Constant Contact reported adjusted EBITDA of $3.1 million in the second quarter of 2009, an increase of 246% compared to adjusted EBITDA of $894,000 in the comparable period in 2008.
Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking GAAP net income (loss), adding depreciation and amortization and stock-based compensation, then subtracting interest income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.
Constant Contact reported GAAP net income of $39,000 for the second quarter of 2009, as compared to a GAAP net loss of $389,000 for the comparable period in 2008. Constant Contact reported break even GAAP net income per share for the second quarter of 2009, as compared to a GAAP net loss per share of $0.01 for the comparable period in 2008.
Second quarter 2009 non-GAAP net income per share was $0.04, compared to non-GAAP net income per share of $0.01 for the same period in 2008. Non-GAAP net income per share is a non-GAAP financial measure that is calculated by adding back stock-based compensation expense to GAAP net income (loss) and dividing this total by the weighted average shares outstanding, using diluted weighted average shares outstanding in the case of non-GAAP net income, and basic weighted average shares outstanding in the case of non-GAAP net loss. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.
“During the second quarter, the company again delivered better-than-expected adjusted EBITDA; a record performance from both an absolute dollars and margin perspective,” said Steven R. Wasserman, vice president and chief financial officer of Constant Contact. “We continue to test many new marketing programs and expect to re-launch national radio as we near the end of the third quarter. We are modestly raising our full year adjusted EBITDA target based on the company’s strong first half performance, however we remain committed to our strategy of reinvesting adjusted EBITDA margin in excess of our annual target into initiatives that we believe will enhance our long-term growth profile.”
Other Second Quarter Highlights
•	Added over 23,900 net new email marketing customers, bringing total email marketing customers to over 304,800.

•	Maintained consistency in its key customer metrics. The average email marketing invoice remained in the $33 range, plus or minus two dollars. The number of customers in the $15 and $30 revenue bands remained at 80%, plus or minus one percent, and the monthly retention rate remained in its historical range of 97.8%, plus or minus 0.5%.

•	Continued to build out the company’s network of channel partners, ending the quarter with over 4,400 active channel partners, up from 4,000 at the end of the first quarter.

•	Expanded its technology leadership team, adding Stefan Piesche as Chief Technology Officer and Jim Walsh as Chief Information Officer. Piesche has significant experience in the architecture of highly scalable, web-based applications. He spent the past eight years at Cobalt Group, Inc., where he was directly responsible for developing an application currently used by over half of the automotive dealerships in the U.S. Walsh brings 20 years of experience in organizational technology management to Constant Contact. Most recently, he served as chief security officer and vice president of technology operations for Authoria, Inc.

•	Recognized with Stevie® Awards for “Best Overall Company of the Year” and “Executive of the Year” at the 2009 American Business AwardsSM.

•	Awarded the Gold Award for Best Integrated Campaign at the annual New England Direct Marketing Association, NEDMA, award show. The NEDMA Awards honored creative excellence and innovation in eight categories and Constant Contact’s in house creative team was awarded with the Gold Award for its integrated franchise recruitment campaign.
Business Outlook
Based on information available as of August 6, 2009, Constant Contact is issuing guidance for the third quarter and full year 2009 as follows:

Third Quarter 2009: The Company expects third quarter revenue to be in the range of $33.3 million to $33.5 million, adjusted EBITDA to be in the range of $3.4 million to $3.6 million, and non-GAAP net income per share to be in the range of $0.04 to $0.05 based on weighted average shares outstanding (diluted) of 29.6 million shares.
GAAP net income is expected to be in the range of break even to $200,000 and GAAP net income per share to be in the range of $0.00 to $0.01. GAAP net income per share is based on weighted average shares outstanding (diluted) of 29.6 million shares and includes an estimated stock-based compensation expense of $1.3 million.
Full Year 2009: The Company expects full year 2009 revenue to be in the range of $127.5 million to $130 million. The Company expects adjusted EBITDA to be in the range of $10.3 million to $10.7 million. The Company expects full year 2009 non-GAAP net income per share to be in the range of $0.07 to $0.08 based on weighted average shares outstanding (diluted) of 29.5 million shares.
The Company expects GAAP net loss to be in the range of $2.8 million to $3.1 million, and GAAP net loss per share to be in the range of $0.10 to $0.11. GAAP net loss per share is based on weighted average shares outstanding (basic) of 28.3 million shares and includes an estimated stock-based compensation expense of $5.2 million.
Non-GAAP Financial Measures
This press release contains five non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share and free cash flow. Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included with the financial tables at the end of this release.
Conference Call Information

What:	Constant Contact second quarter 2009 financial results conference call
When:	Thursday, August 6, 2009
Time:	5:00 p.m. ET
Live Call:	(877) 340-7913, domestic
(719) 325-4885, international
Replay:	(888) 203-1112, passcode 8547745, domestic
(719) 457-0820, passcode 8547745, international
Webcast:	http://investor.constantcontact.com/(live and replay)
About Constant Contact, Inc.
Launched in 1998, Constant Contact, Inc. is a leading provider of email marketing and online survey tools for small organizations, including small businesses, associations, and nonprofits. To learn more, please visit www.constantcontact.com or call 781-472-8100.
Constant Contact and the Constant Contact logo are registered trademarks of Constant Contact, Inc. All other company names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projected 2009 revenue growth, the Company’s ability to grow during an economic downturn, the value and effectiveness of the Company’s products, including the Company’s third product offering to be launched later in 2009, growth prospects for 2009 and beyond, and the Company’s financial guidance for the third quarter of 2009 and full year 2009. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers, the Company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, adverse regulatory or legal developments, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the Company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on

Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward- looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)

Media Contact:	Investor Contact:
Christopher Nahil	Jeremiah Sisitsky
Constant Contact	Constant Contact
(781) 472-8134	(339) 222-5740
cnahil@constantcontact.com	jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue	$30,955	$20,771	$59,073	$38,938
Cost of revenue	8,897	5,649	17,026	10,432

Gross profit	22,058	15,122	42,047	28,506

Operating expenses:
Research & development	4,525	3,701	8,671	7,030
Sales & marketing	14,281	10,220	28,112	18,888
General & administrative	3,373	2,299	6,518	4,324

Total operating expenses	22,179	16,220	43,301	30,242

Loss from operations	(121)	(1,098)	(1,254)	(1,736)

Interest income	160	709	286	1,685

Net income (loss)	39	(389)	(968)	(51)

Net income (loss) per share: basic	$0.00	$(0.01)	$(0.03)	$(0.00)

Net income (loss) per share: diluted	$0.00	$(0.01)	$(0.03)	$(0.00)

Weighted average shares outstanding used in computing per share amounts: basic	28,207	27,856	28,175	27,701

Weighted average shares outstanding used in computing per share amounts: diluted	29,421	27,856	28,175	27,701

Constant Contact, Inc.
Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net income (loss)	$39	$(389)	$(968)	$(51)

Subtract:
Interest income	(160)	(709)	(286)	(1,685)

Loss from operations	(121)	(1,098)	(1,254)	(1,736)

Add back:
Depreciation and amortization	1,998	1,348	3,761	2,230
Stock-based compensation expense	1,239	644	2,312	1,204

Adjusted EBITDA	$3,116	$894	$4,819	$1,698

Divide by:
Revenue	$30,955	$20,771	$59,073	$38,938

Adjusted EBITDA margin	10.1%	4.3%	8.2%	4.4%

Constant Contact, Inc.
Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net income (loss)	$39	$(389)	$(968)	$(51)

Add back:
Stock-based compensation expense	1,239	644	2,312	1,204

Non-GAAP net income	$1,278	$255	$1,344	$1,153

Non-GAAP net income per share: basic	$0.05	$0.01	$0.05	$0.04

Non-GAAP net income per share: diluted	$0.04	$0.01	$0.05	$0.04

Weighted average shares outstanding used in computing per share amounts: basic	28,207	27,856	28,175	27,701

Weighted average shares outstanding used in computing per share amounts: diluted	29,421	29,254	29,385	29,161
Constant Contact, Inc.
Calculation of Free Cash Flow (unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net cash provided by operating activities	$3,261	$5,199	$9,596	$9,085

Subtract:
Acquisition of property and equipment	4,291	4,936	9,997	8,133

Free cash flow	$(1,030)	$263	$(401)	$952

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	June 30,	December 31,
	2009	2008

Assets
Current assets
Cash & cash equivalents	$39,191	$73,243
Short-term marketable securities	67,678	33,932
Accounts receivable, net	89	40
Prepaid expenses and other current assets	3,375	3,670

Total current assets	110,333	110,885

Property and equipment, net	22,075	15,799
Restricted cash	750	308
Other assets	145	150

Total assets	$133,303	$127,142

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,575	$4,786
Accrued expenses	6,518	5,461
Deferred revenue	18,297	15,052

Total current liabilities	28,390	25,299

Long-term accrued rent	3,038	1,853

Total liabilities	31,428	27,152

Stockholders’ equity
Common stock	283	282
Additional paid in capital	147,291	144,414
Accumulated other comprehensive income	81	106
Accumulated deficit	(45,780)	(44,812)

Total stockholders’ equity	101,875	99,990

Total liabilities and stockholders’ equity	$133,303	$127,142

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities
Net (loss)	$(968)	$(51)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization	3,761	2,230
Accretion of discount on investments	(36)	(17)
Stock-based compensation expense	2,312	1,204
(Recovery) provision for bad debts	(4)	4
Change in operating assets & liabilities:
Accounts receivable	(45)	23
Prepaid expenses and other current assets	295	(220)
Other assets	5	(26)
Accounts payable	(1,211)	1,165
Accrued expenses	1,057	1,831
Deferred revenue	3,245	2,841
Long-term accrued rent	1,185	101

Net cash provided by operating activities	9,596	9,085

Cash flows from investing activities
Purchases of short-term marketable securities	(33,735)	—
Proceeds from maturities of short-term marketable securities	—	4,200
Increase in restricted cash	(442)	—
Acquisition of property and equipment	(9,997)	(8,133)

Net cash used in investing activities	(44,174)	(3,933)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	243	126
Proceeds from issuance of common stock pursuant to employee stock purchase plan	283	229
Payments of issuance costs for public offering of common stock	—	4,012

Net cash provided by (used in) financing activities	526	4,367

Net (decrease) increase in cash and cash equivalents	(34,052)	9,519
Cash and cash equivalents, beginning of period	73,243	97,051

Cash and cash equivalents, end of period	$39,191	$106,570